UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2019

Willis Towers Watson Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

Definitive Merger Agreement

On March 31, 2019, Willis Towers Watson Public Limited Company (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 30, 2019, with CD&R TZ Holdings, Inc. (“TZ Holdings”), the owner of MG, LLC (d/b/a/ TRANZACT), a portfolio company of funds managed by Clayton, Dubilier & Rice, LLC (“CD&R”). The Merger Agreement provides, among other things, for the merger of a wholly-owned subsidiary of the Company with and into TZ Holdings.

Pursuant to the Merger Agreement, the purchase price payable by the Company at closing is $1.2 billion, subject to certain adjustments, $100 million of which is payable, at the Company’s option, in ordinary shares of the Company, with the remainder payable in cash. The Merger Agreement also provides for a potential earn-out of up to $200 million if certain financial targets are achieved in 2019 and 2020 (the “Earn-Out Period”), payable in cash or ordinary shares of the Company, at the Company’s option. These amounts, if achieved, would be payable in 2021.

During the Earn-Out Period, CD&R will assist the management team of the Benefits, Delivery and Administration (“BDA”) segment of the Company to drive achievement of targeted synergies between the BDA segment and TZ Holdings and its subsidiaries through participation in a newly formed governance committee during the Earn-Out Period.  The governance committee will consist of two representatives from CD&R and two representatives from the Company.

The Company has committed financing from Bank of America Merrill Lynch to finance the deal.  The Company expects no change in its credit rating from either S&P or Moody’s as a result of this transaction.

The Merger Agreement has been approved by the Boards of Directors of the Company and TZ Holdings and the sole stockholder of TZ Holdings. The transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close in the third quarter of 2019.

Willis Towers Watson Forward Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the acquisition of TRANZACT to the Willis Towers Watson BDA business, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including, but not limited to, the following: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals and the satisfaction of other conditions to the consummation of the proposed transaction on the proposed terms and schedule; the ability of Willis Towers Watson to successfully integrate TRANZACT’S operations and employees and realize benefits, including the acceleration of our direct-to-consumer strategy at the times and to the extent anticipated; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition in the marketplace; and compliance with extensive government regulation.  Factors also include those described under “Risk Factors” in the company’s most recent 10-K filing and subsequent filings filed with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this release may not occur, and we caution you against relying on these forward-looking statements.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
99.1	Willis Towers Watson Press Release, dated as of March 31, 2019

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2019	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Neil D. Falis
Name: Neil D. Falis
Title: Deputy Company Secretary